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                                                                    Exhibit 23.1



                   Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 6, 1997 included in Leslie's Poolmart's Form 10-K for the year ended December 28, 1996 and to all references to our firm included in or made a part of this registration statement.



                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP

Los Angeles, California
April 24, 1997